UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2007

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of October 15, 2007, the registrant and certain of its subsidiaries entered into the Waiver and Fourth Amendment to Loan Documents (the "Amendment") to that certain Credit Agreement dated as of November 12, 2004 (as amended and/or restated from time to time, the "Credit Agreement") by and among MuniMae TEI Holdings, LLC, MMA Construction Finance, LLC and MMA Mortgage Investment Corporation (each subsidiaries of the registrant), as borrowers, Municipal Mortgage & Equity, LLC, as guarantor, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time. Among other things, this Amendment (a) extended the deadline for delivery of audited financial statements for the registrant, MMA Mortgage Investment Corporation and MMA Construction Finance, LLC to February 15, 2008; (b) increased the applicable interest rates for base rate loans and eurodollar rate loans by 25 basis points; and (c) required the registrant to provide additional collateral support in the form of an irrevocable letter of credit in the amount of $5 million (to be returned when the registrant and other applicable loan parties are current in their financial reporting requirements).

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

10.1 Waiver and Fourth Amendment to Loan Documents dated as of October 15, 2007 among MuniMae TEI Holdings, LLC, MMA Construction Finance, LLC and MMA Mortgage Investment Corporation (each subsidiaries of the registrant), as borrowers, Municipal Mortgage & Equity, LLC, as guarantor, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

October 19, 2007	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	Waiver and Fourth Amendment to Loan Documents dated as of October 15, 2007 among MuniMae TEI Holdings, LLC, MMA Construction Finance, LLC and MMA Mortgage Investment Corporation (each subsidiaries of the registrant), as borrowers, Municipal Mortgage & Equity, LLC, as guarantor, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time.